Accountants' Consent


The Board of Directors
The Netplex Group, Inc.:

We consent to the use of our report incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.



                                                           KPMG Peat Marwick LLP

McLean, Virginia
November 13, 1998